UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      January 28, 2021

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California		91764
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CVBF	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2021, CVB Financial Corp. and its principal subsidiary, Citizens Business Bank (together, the “Company”), executed respective Severance Compensation Agreements (the “Agreements”) that are effective as of that same date with the following executive officers of the Company: E. Allen Nicholson, Executive Vice President and Chief Financial Officer, Yamynn De Angelis, Executive Vice President and Chief Risk Officer, David F. Farnsworth, Executive Vice President and Chief Credit Officer, David C. Harvey, Executive Vice President and Chief Operations Officer, and Richard H. Wohl, Executive Vice President and General Counsel. The respective Agreements are renewals of similar agreements that expired on December 31, 2020 and carry terms that expire on March 15, 2023 in the event no Change of Control (as defined in such Agreements) has occurred prior to that time.

The respective Agreements provide, among other things, that in connection with a Change in Control, and the relevant executive’s termination of employment or resignation for good reason within 12 months following such Change in Control, the executive shall receive the following benefits: (i) an amount equal to two (2) times the executive’s annual base compensation for the last calendar year ended immediately preceding the Change in Control, plus (ii) an amount equal to two (2) times the average annual bonus received by the executive for the last two calendar years ended immediately preceding the Change in Control. In return, the executive is required to agree (x) to specified restrictions on the use of the Company’s confidential information, (y) not to solicit the Company’s customers or employees for a period of one year, and (z) to provide the Company with a general waiver and release agreement.

The foregoing description is qualified in its entirety by reference to the form of the Agreement, a copy of which is included with this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Form of Severance Compensation Agreement dated January 28, 2021 by and between the Company and, respectively, E. Allen Nicholson, Yamynn De Angelis, David F. Farnsworth, David C. Harvey and Richard H. Wohl.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Exhibit Index

10.1	Form of Severance Compensation Agreement dated January 28, 2021 by and between the Company and, respectively, each of E. Allen Nicholson, Yamynn De Angelis, David F. Farnsworth, David C. Harvey and Richard H. Wohl.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: January 29, 2021	By: /s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief Financial Officer